                                                                    Exhibit 99.1

                         Joint Filer Information

Name of Joint Filer:                      The Dow Chemical Company

Address of Joint Filer:                   2211 H.H. Dow Way, Midland, Michigan
                                          48674

Relationship of Joint Filer to Issuer:    10% Owner

Issuer Name and Ticker or Trading Symbol: AgroFresh Solutions, Inc. [AGFS]

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):                         10/9/2018

Designated Filer:                         DowDuPont Inc.